Exhibit 99.1

ADT Inc. Announces Notes Offering to Refinance 9.250% Second-Priority Senior Secured Notes due 2023

BOCA RATON, Fla., Jan. 16, 2020 (GLOBE NEWSWIRE) – ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), a leading provider of security, automation, and smart home solutions serving consumer and business customers in the United States, announced that Prime Security Services Borrower, LLC (the “Issuer”) and Prime Finance Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), its indirect wholly owned subsidiaries, are proposing to issue and sell $1,300 million aggregate principal amount of second-priority senior secured notes due 2028 (the “Notes”) in an offering that will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”).

In addition, the Issuers delivered a Conditional Notice of Redemption to holders of the Issuers’ outstanding 9.250% Second-Priority Senior Secured Notes due 2023 (the “Prime Notes”), which provides for the redemption by the Issuers of any and all of the outstanding Prime Notes on February 15, 2020 (the “Redemption Date”) at a redemption price (the “Redemption Price”) of $1,046.25 per $1,000 of outstanding principal amount of the Prime Notes plus the accrued and unpaid interest on the Prime Notes so redeemed (the “Redemption”), subject to the consummation of the Offering on terms and conditions satisfactory to the Issuers (the “Financing Condition”).

In the Issuers’ discretion, the Redemption Date may be delayed until such time as the Financing Condition shall be satisfied. In the Issuers’ discretion, if the Financing Condition is not satisfied on or prior to the Redemption Date (or by the Redemption Date as so delayed), the Redemption Notice may be rescinded by the Issuer and shall be of no effect. The Financing Condition is subject to market and other conditions, and may not occur as described or at all. As a result, there can be no assurance that the Redemption will occur on February 15, 2020 or at all.

The Issuers expect to use the proceeds from the Offering, along with cash on hand and borrowings under their revolving credit facility, to (i) redeem the outstanding $1,246 million aggregate principal amount of Prime Notes in full and (ii) pay related fees and expenses in connection with the transactions.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About ADT

ADT is a leading provider of security, automation, and smart home solutions serving consumer and business customers through more than 200 locations, 9 monitoring centers, and the largest network of security professionals in the United States. The Company offers many ways to help protect customers by delivering lifestyle-driven solutions via professionally installed, do-it-yourself, mobile, and digital-based offerings for residential, small business, and larger commercial customers. For more information, please visit www.adt.com or follow on Twitter, LinkedIn, Facebook, and Instagram.

Forward-Looking Statements

ADT has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Investor Relations:

Jason Smith – ADT

investorrelations@adt.com

Tel: 888-238-8525

Media Relations

Paul Wiseman

paulwiseman@adt.com

Tel: 561-356-6388

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